(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
ING Investors Trust

We consent to the use of our reports dated February 27, 2012, incorporated herein by reference, for ING Artio Foreign Portfolio, ING BlackRock Health Sciences Opportunities Portfolio, ING BlackRock Inflation Protected Bond Portfolio, ING BlackRock Large Cap Growth Portfolio, ING Clarion Global Real Estate Portfolio, ING Clarion Real Estate Portfolio, ING FMRSM Diversified Mid Cap Portfolio, ING Franklin Income Portfolio, ING Franklin Mutual Shares Portfolio, ING Global Resources Portfolio, ING Goldman Sachs Commodity Strategy Portfolio, ING Invesco Van Kampen Growth and Income Portfolio, ING JPMorgan Emerging Markets Equity Portfolio, ING JPMorgan Small Cap Core Equity Portfolio, ING Large Cap Growth Portfolio, ING Large Cap Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING MFS Total Return Portfolio, ING MFS Utilities Portfolio, ING Morgan Stanley Global Franchise Portfolio, ING PIMCO High Yield Portfolio, ING PIMCO Total Return Bond Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING T. Rowe Price International Stock Portfolio, ING Templeton Global Growth Portfolio, ING U.S. Stock Index Portfolio, ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Growth Portfolio, ING Retirement Moderate Portfolio, ING DFA Global Allocation Portfolio, ING DFA World Equity Portfolio, ING Franklin Templeton Founding Strategies Portfolio, and ING Oppenheimer Active Allocation Portfolio, and to the use of our report dated February 23, 2012, incorporated herein by reference, for ING American Funds Asset Allocation Portfolio, ING American Funds Bond Portfolio, ING American Funds Global Growth and Income Portfolio, ING American Funds Growth Portfolio, ING American Funds International Portfolio, ING American Funds International Growth and Income Portfolio, and ING American Funds World Allocation Portfolio, each a series of ING Investors Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 26, 2012